Exhibit 5.1

Reed Smith LLP

599 Lexington Avenue
New York, New York 10022

212.521.5400

Fax 212.521.5450

November 17, 2016

Bunge Limited

Bunge Finance Europe B.V.

50 Main Street, 6th Floor

White Plains, NY 10606

U.S. Bank National Association, as Trustee
Global Corporate Trust Services
125 Old Broad Street, 5th Floor
London, EC2N 1AR, United Kingdom
Attention: Emma Hamley

Re:       Bunge Limited and Bunge Finance Europe B.V. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as United States counsel to Bunge Limited, a company formed under the laws of Bermuda (“Bunge”), and Bunge Finance Europe B.V., a private company with limited liability incorporated under the laws of The Netherlands (“BFE”; and together with Bunge, the “Registrants”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) filed with the U.S.  Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of additional senior debt securities of BFE (the “Additional Senior Debt Securities”), and the guarantee of the obligations represented by such Additional Senior Debt Securities (the “Guarantee”) by Bunge (in such capacity, the “Guarantor”), as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Registrants at the time of the applicable offering.  Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture (as defined below).

The Additional Senior Debt Securities will be issued in one or more series pursuant to an Indenture, dated as of June 16, 2016 (the “Indenture”), among BFE, the Guarantor and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement.

Bunge Finance Europe B.V.

November 17, 2016

In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Indenture, the Registration Statement, the Prospectus, and such certificates of public officials, officers of the Registrants and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.  In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies.  We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Registrants; and that the Indenture is the legal, valid and binding obligation of each party thereto, other than the Registrants, enforceable against each such party in accordance with its terms.  We also have assumed that the Registrants have duly executed and delivered the Indenture under the laws of The Netherlands and Bermuda, as applicable, that the execution, delivery and performance by the Registrants of the Indenture will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the certificate of incorporation, memorandum of association or by-laws of Bunge, (b) contravene the deed of incorporation or articles of association of BFE, (c) violate any law, rule or regulation applicable to the Registrants or (d) result in any conflict with or breach of any agreement or document binding on the Registrants, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Registrants of the Indenture or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York, including the applicable reported decisions interpreting those laws, and the federal laws of the United States of America.

Our opinions as expressed herein are subject to the following qualifications and comments:

(a)        The enforceability of the Indenture, the Guarantee and the Additional Senior Debt Securities and the obligations of the Registrants thereunder and the availability of certain rights and remedial provisions provided for in the Indenture, the Guarantee and the Additional Senior Debt Securities are subject to (1) the effect of applicable bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, and moratorium laws, and are subject to limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors generally, (2) the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the availability of injunctive relief or other equitable remedies, including, without limitation, where (i) the breach of such covenants or provisions imposes restrictions or burdens upon a debtor and it cannot be demonstrated that the enforcement of such remedies, restrictions or burdens is reasonably necessary for the protection of a creditor; (ii) a creditor’s enforcement of such remedies, covenants or provisions under the circumstances, or the manner of such enforcement, would violate such creditor’s implied covenant of good faith and fair dealing, or would be commercially unreasonable; or (iii) a court having jurisdiction finds that such remedies,

Bunge Finance Europe B.V.

November 17, 2016

covenants or provisions were, at the time made, or are in application, unconscionable as a matter of law or contrary to public policy, and (3) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b)        We express no opinion with respect to the applicability or effect of state securities or “blue sky” laws with respect to the registration and qualification of the Additional Senior Debt Securities or the Guarantee.

Based upon and subject to the foregoing, we are of the opinion that:

1.         The Indenture constitutes the legal, valid and binding obligation of the Registrants, enforceable against the Registrants in accordance with its terms.

2.         When (i) the final terms of the Additional Senior Debt Securities have been duly established and approved by the Registrants, (ii) the issuance and sale of the Additional Senior Debt Securities (including the Guarantee endorsed thereon) has been duly authorized by all necessary action (corporate or otherwise) and (iii) such Additional Senior Debt Securities (including the Guarantee endorsed thereon) have been duly executed by the Registrants and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefore duly approved by the Registrants, the Additional Senior Debt Securities and the Guarantee endorsed thereon will constitute legal, valid and binding obligations of the Registrants, enforceable against BFE and Bunge, respectively, in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion letter is based upon currently existing statutes, rules, regulations and judicial decisions.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters”.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ REED SMITH LLP

JMB/MP/DB/PD/DMG

Legalop.